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                                                                   Exhibit (i)

[FOLEY LOGO]                               FOLEY & LARDNER LLP
                                           ATTORNEYS AT LAW

                                           777 EAST WISCONSIN AVENUE, SUITE 3800
                                           MILWAUKEE, WISCONSIN 53202-5306
                                           414.271.2400 TEL
                                           414.297.4900 FAX
                                           www.foley.com

                       April 23, 2004

                                           WRITER'S DIRECT LINE
                                           414.297.5660
                                           rteigen@foley.com Email

                                           CLIENT/MATTER NUMBER
                                           042012-0101

Van Wagoner Funds, Inc.
345 California Street
Suite 2450
San Francisco, CA  94104

Ladies and Gentlemen:

          We have acted as counsel for you in connection with the preparation of an Amended Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of Van Wagoner Funds, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

          Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable

          We hereby consent to the use of this opinion as an exhibit to the Amended Registration Statement on Form N-1A. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                           Sincerely,

                                           FOLEY & LARDNER

                                           By

                                           /s/ Richard L. Teigen

                                           Richard L. Teigen


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